SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  February 11, 1997

                        BALCOR REALTY INVESTORS LTD.-82
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-11127
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3139801
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600
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Item 2. Acquisition or Disposition of Assets
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a)  Balcones Woods Apartments

In 1981, Balcones Woods Apartments, Austin, Texas, was acquired by a joint venture (the "Joint Venture") in which the Partnership is the general partner and the seller of the property (the "JV Partner") is the limited partner. The Partnership and the JV Partner hold interests in the Joint Venture of 80% and 20%, respectively. The Partnership contributed approximately $5,649,220 to the Joint Venture for purposes of acquiring the property. The property was acquired subject to first mortgage financing of approximately $8,500,000. In 1992, pursuant to a settlement relating to a condemnation of a portion of the property, the Joint Venture received $654,922, of which $400,821 was paid to the mortgage holder and applied to the principal balance of the loan. In 1993, the first mortgage loan was refinanced with a new first mortgage loan from a third party of approximately $9,600,000. The Partnership received excess proceeds of approximately $1,880,000 from the refinancing.

On February 11, 1997, the Joint Venture contracted to sell the property for a sale price of $15,800,000 to an unaffiliated party, Mid-America Apartments of Texas, L.P. (the "Purchaser"), a Texas limited partnership. The Purchaser has deposited $200,000 into an escrow account as earnest money. The Purchaser expects to assume the existing mortgage loan, which is expected to have an outstanding balance of $9,099,460 at closing, scheduled for March 3, 1997. The remainder of the purchase price will be paid in cash at closing. If the Purchaser is unable to obtain the consent of the lender to its assumption of the existing mortgage loan by February 27, 1997, the Purchaser, upon written notice to the Joint Venture, may extend the closing to a date no later than April 1, 1997. From the proceeds of the sale, the Joint Venture will pay $316,000 to an affiliate of the third party providing property management services for the property as a brokerage commission, and will receive the remaining proceeds of approximately $6,384,540, less closing costs. Pursuant to the terms of the Joint Venture agreement, the Partnership will receive all of the sale proceeds. An amount not to exceed $200,000 will be retained by the Joint Venture and will not be available for use or distribution by the Joint Venture until 60 days after the closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Joint Venture for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of the Balcones Woods Apartments, Austin, Texas.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.


Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BALCOR REALTY INVESTORS LTD.-82

                         By:  Balcor Partners-XI, an Illinois general
                              partnership, its general partner

                         By: RGF-Balcor Associates-II, an Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------------
                                   Jerry M. Ogle, Managing Director
                                   and Secretary

Dated:  February 21, 1997
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